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                                                                    Exhibit 23.1


                           CONSENT OF LEHMAN BROTHERS


     We hereby consent to the use of our opinion letter dated May 17, 2003 to the Corporate Governance Committee of the Board of Directors of Jo-Ann Stores, Inc. (the "Company") in the Company's proxy statement/prospectus (the "Prospectus") which is part of the Company's Form S-4 Registration Statement filed on or about the date hereof, as the same may be amended (the "Registration Statement"), to the filing of such opinion as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

/s/  LEHMAN BROTHERS INC.

May 19, 2003